                                                                      EX-99.e.2.

                                DEALER AGREEMENT

AGREEMENT,  made  as of this  ____  th day of  ________,  20__,  by and  between
Aberdeen  Fund   Distributors  LLC   ("Distributor")   and   [_________________]
("Dealer")  whereby  Dealer agrees to  participate  in the  distribution  of the shares  ("Shares") of the series and classes of Aberdeen  Funds (the "Trust") as are  listed on  Exhibit  A, and as may be  amended  from time to time  (each,  a
"Fund").  Dealer also agrees to provide distribution and shareholder services to the Funds subject to the following terms and conditions.

1.   Dealer  Authority.  With respect to the  distribution  and sales of Shares,
     Dealer shall have authority to act as limited agent of a Fund,  Distributor or any other dealer only with respect to facilitating the purchase and sale of Shares as  described  herein.  All orders are subject to  acceptance  or rejection by Distributor or a Fund in its sole discretion,  and if accepted become effective only upon  confirmation by Distributor.  Dealer shall have no authority to make any  representations  concerning  the Shares of a Fund except such  representations  as may be  contained in a Fund's then current prospectus,  in  its  then  current  Statement  of  Additional  Information
     (collectively,  the prospectus and Statement of Additional  Information for each Fund are the "Prospectus"), and in such other printed information as a
     Fund or Distributor  may  subsequently  prepare or distribute to Dealer for purposes  of  selling  the  Shares.  Dealer  shall  have  no  authority  to distribute any other sales material relating to a Fund or any of its Shares without the prior written approval of Distributor.  Dealer agrees to follow any written guidelines or standards relating to the sale or distribution of the  Shares  as may be  provided  to Dealer by  Distributor  including  the provisions  outlined  in  Exhibit  B, as well as to follow  any  applicable federal and/or state securities  laws,  rules or regulations  affecting the sale or distribution of shares of investment  companies  offering  multiple classes of shares.

     Dealer agrees to take full  responsibility  for the  suitability and proper supervision of mutual fund  recommendations  to its customers and to ensure that, to the extent customers request a class of shares in a Fund different from what they already hold in the Fund,  such  customers  are aware of the advantages  and  disadvantages  of selecting one class of shares over other classes of shares  and are aware of the  available  methods of mutual  fund financing.

2.   Sales and  Pricing of Shares.  Dealer  shall  offer and sell Shares only at their  respective  public  offering  prices,  or the net  asset  values  if applicable,  in accordance with Rule 22c-1 of the Investment Company Act of
     1940, as amended,  and the terms and conditions of the Prospectus of a Fund whose Shares  Dealer  offers.  An order for the purchase of Shares shall be accepted at the time such order is received by Distributor and at the price next determined  unless the order is otherwise  rejected in accordance with
     Section 1 above.  In addition,  Distributor  will not accept any order from
     Dealer  which is placed on a  conditional  basis or subject to any delay or contingency  prior to execution.  Dealer shall place orders for Shares only with  Distributor,  shall date and time stamp all orders received by Dealer and  promptly  shall  transmit  all  orders  to  Distributor  in  time  for processing  at the price  next  determined  after  receipt  of the order by
     Dealer,  in  accordance  with the  Prospectus  of the Fund whose Shares are being sold.  Dealer shall not aggregate orders to purchase or redeem Shares received after close of the New York Stock Exchange  (generally,  4:00 p.m.
     Eastern Time) ("Market  Close") with orders  received  before Market Close, and warrants that its internal control structure  concerning the processing and  transmission of orders is suitably  designed to prevent or detect on a timely basis orders received after Market Close from being  aggregated with orders  received  before  Market  Close and to  minimize  errors that could result in late  transmission  of orders.  Orders  received by Dealer before
     Market Close will receive  that day's  public  offering  price or net asset value, as applicable, and orders received by Dealer after Market Close will receive  the next  day's  public  offering  price or net  asset  value,  as
     applicable.   Dealer  shall  confirm  the  transaction  with  its  customer
     (hereinafter "Client-shareholder") at the price confirmed in writing by the
     Distributor.  In the event of differences between verbal and written price, written  confirmations  shall be considered final. Prices of the Shares are computed by a Fund in accordance with its Prospectus.

3.   Services to be Provided by Dealer. Dealer or its affiliates/designees  will maintain  records of sales,  redemptions and repurchases of Shares and will furnish  Distributor  with  such  records  on  request.  Dealer  will  also distribute  Prospectuses and reports to the Client-shareholder as described below, in compliance with applicable legal requirements  unless the parties
     expressly  agree  that   Distributor   will  do  so  on  Dealer's   behalf.
     Client-shareholders  means those  customers  of the Dealer who have entered into an agreement with Dealer for brokerage, investment advisory, trust, or shareholder  services  and who  maintain an interest in an account with the
     Funds registered in the name of Dealer.

     With respect to shareholder services, Distributor hereby appoints Dealer to render shareholder  services to each of the 12b-1 Funds (as defined below).
     Shareholder services may include, but are not limited to, answering routine shareholder  inquiries regarding the 12b-1 Funds;  providing information to shareholders on their investments in the 12b-1 Funds;  providing  personnel and  communication  equipment used in connection  therewith;  and providing such other services as Distributor  may  reasonably  request.  Dealer shall prepare such  quarterly  reports for  Distributor  as shall  reasonably  be
     required  by   Distributor.   Fees  paid  under  this  Agreement  for  such
     shareholder  services  for the 12b-1  Funds  are in  addition  to,  and not duplicative  of,  any  fees  paid for  similar  services  under a  separate administrative servicing agreement for the Funds.

     Distributor  reserves  the right to reject any purchase  orders,  including exchanges,  for any  reason and  without  notice to  Dealer,  including  if
     Distributor, in its sole opinion, believes Dealer's customer(s) is engaging in  short-term  or  excessive  trading  into and out of a Fund or otherwise engaging in trading that may be  disruptive  to a Fund  ("Market  Timing").
     Dealer agrees to cooperate with Distributor to monitor for Market Timing by
     Dealer's  customers,  to provide  such  relevant  information  about Market
     Timers to Distributor  as it may  reasonably  request and to prevent Market
     Timing  from  occurring  by or because of  Dealer's  customers.  Failure of
     Distributor to reject any purchase orders that might be deemed to be Market
     Timing  shall not  constitute a waiver of  Distributor's  rights under this section.

4.   Dealer Compensation.

     (a)  So long as this Agreement is in effect,  on purchases from Distributor of Shares of a Fund sold with a sales  charge,  Dealer shall receive a discount from the public offering price (a "Dealer Concession") at the specified  percentages  of the  public  offering  price  set  forth in
          Exhibit A and which may be modified from time to time by a Fund.

          Dealer shall not receive any Dealer Concession with respect to certain transactions  which are exempt from sales charges and will receive the reduced  Dealer  Concessions  which  correspond  to the reduced  sales
          charges   applicable   to  certain   types  of   transactions   (e.g.,
          transactions  involving  letters of intent or rights of accumulation), as set forth in a Fund's  Prospectus,  which are  hereby  incorporated herein by reference  and which may be modified  from time to time by a
          Fund.  Dealer  shall not share or rebate any  portion  of such  Dealer
          Concessions  or otherwise  grant any  concessions,  discounts or other allowances  to any  person  who is not a  broker  or  dealer  actually engaged in the investment banking or securities  business and is not a member in good standing of the Financial Industry Regulatory Authority
          ("FINRA").  Dealer will receive Dealer  Concessions as described above on all purchase transactions in Client-shareholder accounts (excluding reinvestment of income dividends and capital gains  distributions) for
          which  Dealer  is   designated   as  Dealer  of  Record  except  where
          Distributor  determines  that any  such  purchase  was  made  with the proceeds of a redemption  or repurchase of Shares of a Fund whether or not the  transaction  constitutes  the  exercise  of the  exchange  or conversion privilege.

     (b)  In addition to the  compensation  described  in Section 4(a) above and subject to any  limitations set forth in the FINRA's Rules of Conduct, including without  limitation Rule 2830,  Distributor will pay Dealer, with  respect  to each of the  Funds  for  which a  Distribution  Plan pursuant  to Rule  12b-1 of the  Investment  Company  Act of 1940,  as
          amended (the "1940 Act"),  is in place for such Shares and under which a fee may be paid to  broker-dealers  for  providing  distribution  or shareholder  services ("12b-1  Funds"),  a monthly fee computed at the annual  rate as  described  in Exhibit A. The fee will be paid for the period Shares of the 12b-1 Funds are held in accounts for which Dealer provides services as described in Section 3 above; provided,  however, that any  waiver of such fee by  Distributor  will apply  likewise  to
          Dealer and  Distributor is obligated to pay such fee to Dealer only so long as the  Distributor  is  reimbursed  by such 12b-1 Funds for such fees.

          If any Shares  sold to Dealer  under the terms of this  Agreement  are repurchased  by a Fund, or are tendered for  redemption,  within seven business  days  after the date of  Distributor's  confirmation  of the
          original   purchase  by  Dealer,   Dealer  shall  promptly  refund  to
          Distributor the full Dealer Concession  received by Dealer pursuant to
          Section  4(a) above or  Distributor  reserves the right to deduct such amount from any current or future compensation due Dealer.

5.   Dealer  Authorization.  Dealer hereby authorizes  Distributor to act as its agent in connection with all  transactions in  Client-shareholder  accounts for which Dealer is designated  as Dealer of Record.  All  designations  of
     Dealer of Record and all  authorizations  of Distributor to act as Dealer's agent  shall  cease  upon the  termination  of this  Agreement  or upon the
     Client-shareholders' instructions to transfer his or her account to another
     Dealer of Record.

6.   Payment for Shares.  Payment for all Fund Shares purchased from Distributor by Dealer shall be received by  Distributor  within the time period defined by agreed-upon  normal  settlement  procedure after  acceptance of Dealer's order. If such payment is not so received by  Distributor,  Distributor and the Fund(s) reserve the right,  without notice,  to immediately  cancel the sale,  or, at  Distributor's  option,  to sell the Shares ordered by Dealer back to the  Fund  in  which  latter  case,  Distributor  may  hold  Dealer responsible for any loss,  suffered by Distributor or by the Fund resulting from Dealer's failure to make payment as described above.

7.   Purchase of Shares.  Dealer shall purchase  Shares of the Fund only through
     Distributor or from the  Client-shareholders.  If Dealer  purchases  Shares from Distributor,  Dealer agrees that all such purchases shall be made only to cover orders already received by Dealer from the Client-shareholders, or for Dealer's own bona fide investment  without a view to resale.  If Dealer purchases  Shares from the  Client-shareholders,  Dealer agrees to pay such
     Client-shareholders  the  applicable  net asset  value  per share  less any contingent deferred sales charge or redemption fee that would be applicable if such Shares were then tendered for  redemption  in  accordance  with the applicable Prospectus ("Repurchase Price").

8.   Limitation on Sale of Shares. Dealer shall sell Shares only:

     (a)  to the Client-shareholders at the prices described in Section 2 above;
          or

     (b)  to Distributor as agent for the Fund at the Repurchase  Price. In such a sale to Distributor, Dealer may act either as principal for Dealer's own account or as agent for the Client-shareholder.  If Dealer acts as principal  for its own  account  in  purchasing  Shares  for resale to
          Distributor, Dealer agrees to pay Client-shareholder not less than nor more than the Repurchase Price which Dealer received from Distributor.
          If Dealer acts as agent for the  Client-shareholder  in selling Shares to  Distributor,  Dealer  agrees not to charge the  Client-shareholder more than a fair commission for handling the transaction.

9.   Dealer's  Representations  and  Warranties.  Dealer hereby  represents  and warrants to Distributor that:

     (a)  Dealer is willing and  possesses  the legal  authority  to provide the
          services   contemplated  by  this  Agreement   without   violation  of
          applicable laws;

     (b)  Dealer is and shall  remain  throughout  the term of this  Agreement a member in good  standing  of the FINRA  and shall  immediately  notify
          Distributor should it cease to be a member of the FINRA;

     (c)  Dealer is and shall  remain  throughout  the term of this  Agreement a broker-dealer  and thus a "Financial  Institution" as defined by Title
          III of the Uniting and Strengthening  America by Providing Appropriate
          Tools  Required to Intercept and Obstruct  Terrorism Act (USA Patriot)
          of 2001 (the "Act"),  duly and properly registered and qualified under all applicable laws, rules and regulations, including, but not limited to, all state and federal  securities laws, rules and regulations,  as may be necessary or appropriate  for Dealer to perform and observe all of its duties,  obligations and covenants set forth or contemplated by this Agreement;

     (d)  Dealer shall  throughout  the term of this  Agreement  comply with the requirements of all applicable laws, rules and regulations, including, but not limited  to,  federal and state  securities  laws,  the rules, regulations  and orders of the Securities and Exchange  Commission and the FINRA, in performing and observing all of its duties,  obligations and covenants set forth or contemplated by this Agreement;

     (e)  Dealer shall not withhold  placing with  Distributor  orders  received from the Client-shareholders so as to profit from such withholding;

     (f)  Dealer  shall not offer  Shares  of any Fund in any state  where  such
          Shares  are not  qualified  for  sale  under  the  Blue  Sky  Laws and
          Regulations of such state or where Dealer is not qualified to act as a dealer, except in appropriate  circumstances when under state laws and regulations  the  Share or the  sales  transactions  are  exempt  from qualification or dealer registration is not required; and

     (g)  Dealer shall give  Distributor at least 30 days advance written notice of any event  which will cause an  assignment  of this  Agreement  (as defined in the 1940 Act) by Dealer or its affiliates.

10.  Indemnification.  Dealer shall indemnify and hold harmless Distributor, its affiliates and the Fund against any losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and expenses) resulting from
     (a)  any  negligence  or  misfeasance  of  Dealer  or any of its  officers, directors, employees or registered representatives; or (b) any violation of any law  including  Title III of the ACT, rule or regulation or any failure to perform or observe any obligations of Dealer set forth in this Agreement by  Dealer  or any of its  officers,  directors,  employees  or  registered representatives.

     Distributor  shall  indemnify and hold harmless  Dealer and its  affiliates against any losses,  claims,  damages,  liabilities or expenses  (including reasonable  attorneys' fees and expenses) resulting from (a) any negligence or misfeasance of the Funds, Distributor or any of its officers, directors, employees or registered  representatives;  or (b) any violation of any law, rule or regulation or any failure to perform or observe any  obligations of
     Distributor  or the  Funds  set  forth  in  this  Agreement  by the  Funds,
     Distributor  or any of its  officers,  directors,  employees or  registered representatives.

11.  Provision of Sales  Material.  Distributor  shall deliver to Dealer without
     charge  reasonable   quantities  of  each  Fund's   Prospectuses  with  any
     supplements  thereto  currently  in effect,  copies of current  shareholder reports  of the  Fund,  proxy  materials,  and  sales  material  issued  by
     Distributor from time to time.

12.  Rule 12b-1 Agreement;  Termination.  This Agreement is a related  agreement under the Distribution  Plan ("Rule 12b-1 Plan"),  applicable for the 12b-1
     Funds, as adopted pursuant to Rule 12b-1 under the 1940 Act. This Agreement may be terminated as to the payments made by the 12b-1 Funds under the Rule
     12b-1 Plan at any time, without the payment of any penalty,  by the vote of a majority of the members of the Board of Trustees of the Trust who are not interested  persons  of the  Trust  and who  have  no  direct  or  indirect financial  interest  in the  operation  of the  Rule  12b-1  Plan or in any related agreements to the Rule 12b-1 Plan ("Disinterested  Trustees") or by
     a majority of the  outstanding  Shares,  each with  respect to a class of a
     12b-1 Fund,  upon delivery of written notice thereof to the parties to this
     Agreement.

     This Agreement will terminate  automatically in the event of its assignment as  defined  in  the  1940  Act or  upon  termination  of  the  Distributor underwriting  agreement with the Fund. In addition,  either the Distributor or Dealer may terminate this Agreement upon at least 90 days written notice to the other party.

13.  Complete Agreement.  This Agreement constitutes the entire agreement of the parties  with  respect  to the  matters  covered  by this  Agreement.  This
     Agreement  supersedes  any and all prior  understandings,  written  or oral between the parties and may be amended at any time and from time to time by written  agreement  of the parties  hereto,  subject to the approval of the
     Board  of  Trustees  of the  Trust  when  applicable.  Notwithstanding  the foregoing,  Distributor  may  amend or  modify  the  Exhibits  incorporated herein, as provided throughout this Agreement, by providing new exhibits to
     Dealer.  However,  such amendment  shall only become  effective and part of this  Agreement and be considered  binding upon Dealer upon Dealer's  first sale of Shares under the new Exhibits.

14.  Choice of Law. This  Agreement  shall be governed by and construed to be in accordance with substantive laws of the State of Delaware without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control. Each party represents that the  undersigned  has authority to act, and to execute this Agreement, on behalf of such party.

15.  Notices.  All  communications  and notices to Distributor should be sent to the address  below.  Any  communications  or notice to Dealer shall be duly given if mailed or delivered  to Dealer at the address  specified by Dealer below.

16.  Non-Exclusivity.  Each of the  parties  acknowledges  and agrees  that this
     Agreement  and  the  arrangement   described  herein  are  intended  to  be
     non-exclusive  and that each of the  parties is free to enter into  similar agreements and arrangements with other entities.

17.  Privacy  Program.  Each party to this Agreement  agrees to protect Customer
     Information  (defined  below)  and  to  comply  as may  be  necessary  with requirements of the Gramm-Leach-Bliley  Act, the relevant state and federal regulations  pursuant thereto,  including Regulation S-P, and state privacy laws.

     (a)  Customer  Information.  "Customer  Information"  means any information contained on an application of a customer  ("Customer")  or other form and all nonpublic  personal  information about a Customer that a party receives from the other party. "Customer Information" includes, by way of example and not limitation, name, address, telephone number, social security number, and personal financial information.

     (b)  Safeguarding  Customer  Information.  The parties shall  establish and maintain  safeguards  against the  unauthorized  access,  destruction, loss, or alteration of Customer  Information in their  control,  which are no less  rigorous  than  those  maintained  by a party for its own information  of a  similar  nature.  In  the  event  of  any  improper disclosure of any Customer Information,  the party responsible for the disclosure will immediately notify the other party.

     (c)  Survivability.  The provisions of this Privacy  Program  Section shall survive the termination of the Agreement.

18.  Anti-Money Laundering Program.

     (a)  Distributor  will rely upon Dealer to  establish a written  Anti-Money
          Laundering  Program (the "Program") to include  policies,  procedures, and controls that comply with the Act and the Bank Secrecy Act of 1970
          ("BSA"). Each party to this Agreement  acknowledges,  represents,  and warrants  that each party has adopted and  implemented  an  Anti-Money
          Laundering  Program that complies and will continue to comply with all aspects and requirements of the Act, the BSA, and all other applicable anti-money laundering laws and regulations.

          Upon  request,  Dealer shall  promptly  certify to having such Program that  complies  with and  continues  to comply  with all  aspects  and requirements  to the Act, the BSA, and all other  applicable  federal, state and local anti-money laundering laws and regulations.

     (b)  Dealer's  program  shall  include,  and  Distributor  shall rely upon,
          Dealer's policies, procedures and controls to, among other things, (i)
          verify the  identity  (due  diligence)  of  Dealer's  customers,  (ii)
          maintain  records  of  the  information  used  to  identify   Dealer's
          customer,  (iii) determine if any of Dealer's  customer(s)  appears on lists of known or suspected  terrorists  or  associated  with known or terrorist  organizations (said customer  hereinafter  referred to as a
          "Prohibited   Customer(s)"),   and  (iv)  to  ensure  that  Prohibited
          Customer(s) and foreign shell banks do not maintain investments in any
          Fund.

     (c)  Dealer's  Program  shall also comply with the Customer  Identification
          Program ("CIP") for customers who open accounts on or after October 1,
          2003, and as such,  shall among other matters  provide for the release of customer information to law enforcement agencies, and the filing of
          Suspicious  Activity Reports  ("SARs"),  as and if applicable,  and in accordance with the Act. In addition,  the Dealer's Program also shall include procedures for fulfilling the currency reporting  requirements of the Act and the BSA, as and if applicable.

     (d)  The provisions of this Anti-Money Laundering section shall survive the termination of the Agreement.

19.  Shareholder Information

     19.1 Agreement to Provide  Information.  Dealer agrees to provide the Fund, upon written request, the taxpayer identification number ("TIN"), if known, of any or all  Shareholder(s) of the account and the amount,  date, name or other  identifier of any registered  representative(s)  associated with the
     Shareholder(s)  or account  (if known),  and  transaction  type  (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or  exchange  of Shares held  through an account  maintained  by the Dealer during the period covered by the request.

     19.1.1  Period  Covered  by  Request.  Requests  must set forth a  specific period,  not to exceed 12 months  from the date of the  request,  for which
     transaction   information  is  sought.  A  Fund  may  request   transaction
     information  older than 12 months  from the date of the request as it deems necessary to investigate  compliance with policies  established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

     19.1.2 Form and Timing of Response. Dealer agrees to transmit the requested information  that is on its books and  records to the Fund or its  designee promptly,  but in any event not later than five (5)  business  days,  after receipt of a request.  If the requested  information is not on the Dealer's books and records,  Dealer agrees to: (i) provide or arrange to provide the requested  information  from  Shareholders  who  hold  an  account  with an indirect  intermediary;  or (ii) if  directed  by the Fund,  block  further purchases of Fund Shares from such indirect intermediary. In such instance,
     Dealer  agrees to inform the Fund  whether it plans to perform (i) or (ii).
     Responses required by this paragraph must be communicated in writing and in a format  mutually agreed upon by the parties.  To the extent  practicable, the format for any  transaction  information  provided  to a Fund should be consistent with the NSCC Standardized  Data Reporting Format.  For purposes of this provision,  an "indirect  intermediary"  has the same meaning as in
     SEC Rule 22c-2 under the Investment Company Act of 1940.

     19.1.3  Limitations on Use of  Information.  The Fund agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Dealer.

     19.2  Agreement  to  Restrict  Trading.  Dealer  agrees to execute  written instructions  from a Fund to  restrict  or prohibit  further  purchases  or exchanges of Shares by a Shareholder  that has been identified by such Fund as having  engaged  in  transactions  of the  Fund's  Shares  (directly  or indirectly through the Dealer's account) that violate policies  established by the Fund for the purpose of  eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

     19.2.1 Form of Instructions.  Instructions  must include the TIN, if known, and the specific  restriction(s)  to be executed.  If the TIN is not known, the  instructions  must  include an  equivalent  identifying  number of the
     Shareholder(s)  or account(s) or other agreed upon information to which the instruction relates.

     19.2.2 Timing of Response. Dealer agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Dealer.

     19.2.3 Confirmation by Dealer.  Dealer must provide written confirmation to the Fund that  instructions  have been  executed.  Dealer agrees to provide confirmation  as soon as  reasonably  practicable,  but not later  than ten business days after the instructions have been executed.

     19.3 Definitions. For purposes of this paragraph 19:

     19.3.1 The term  "Fund"  includes  the  Distributor  and a Fund's  transfer agent.  The term does not  include any  "excepted  funds" as defined in SEC
     Rule 22c-2(b) under the 1940 Act.

     19.3.2 The term "Shares" means the interest of  Shareholders  corresponding to the redeemable  securities of record issued by a Fund under the 1940 Act that are held by the Dealer.

20.  Termination  and Survival.  In the event that this  Agreement is terminated
     under  the  terms  and  conditions   described  in  such   Agreement,   the
     indemnification  provision contained in this Agreement shall continue until the possibilities for damages or loss have expired.

21.  Acceptance  of  Agreement.  The  parties may enter into this  Amendment  by executing this  document.  In addition,  Dealer's  placement of an order or acceptance of payments of any kind after Dealer's receipt of this Amendment shall  constitute  Dealer's  acceptance of this Amendment  and,  therefore, after such  placement of an order or acceptance of payment,  this Amendment shall be  binding as  between  the  parties as of the date of such order or payment.

IN WITNESS  WHEREOF,  the  parties  hereto have  caused  this  instrument  to be executed by their officers as of the day and year first written above.

DISTRIBUTOR,                                      DEALER,

Aberdeen Fund Distributors LLC                    __________________________

By:________________________                       By:________________________
      Name:                                       Name:
      Title:                                      Title:

                                    Exhibit A

Fund                                                             Class
Aberdeen Select Equity Fund                                      A, B, C, R
Aberdeen Select Mid Cap Growth Fund                              A, B, C, R
Aberdeen Select Small Cap Fund                                   A, B, C, R
Aberdeen Select Growth Fund                                      A, B, C, R
Aberdeen Select Worldwide Fund                                   A, B, C, R
Aberdeen China Opportunities Fund                                A, B, C, R
Aberdeen Developing Markets Fund                                 A, B, C, R
Aberdeen International Equity Fund                               A, B, C, R
Aberdeen Hedged Core Equity Fund                                 A, B, C, R
Aberdeen Market Neutral Fund                                     A, B, C, R
Aberdeen Equity Long-Short Fund                                  A, B, C, R
Aberdeen Global Financial Services Fund                          A, B, C, R
Aberdeen Health Sciences Fund                                    A, B, C, R
Aberdeen Natural Resources Fund                                  A, B, C, R
Aberdeen Technology and Communications Fund                      A, B, C, R
Aberdeen Global Utilities Fund                                   A, B, C, R
Aberdeen Optimal Allocations Fund: Growth                        A, B, C, R
Aberdeen Optimal Allocations Fund: Moderate Growth               A, B, C, R
Aberdeen Optimal Allocations Fund: Moderate                      A, B, C, R
Aberdeen Optimal Allocations Fund: Defensive                     A, B, C, R
Aberdeen Optimal Allocations Fund: Specialty                     A, B, C, R
Aberdeen Small Cap Fund                                          A, B, C, R
Aberdeen Small Cap Opportunities Fund                            A, B, C, R
Aberdeen Small Cap Growth Fund                                   A, B, C, R
Aberdeen Small Cap Value Fund                                    A, B, C, R
Aberdeen Tax-Free Income Fund                                    A, B, C, X, Y

Any and all Aberdeen  Funds' funds are  available for sale.  The Broker/  Dealer will receive the applicable 12b-1 fees and Dealer Concession based on funds sold and class purchased as described in the fund's prospectus.

                                    Exhibit B
                         FUND/SERV PROCESSING PROCEDURES
                                       AND
                          MANUAL PROCESSING PROCEDURES

The purchase, redemption and settlement of Shares of a Fund will normally follow the  Fund/SERV-Defined  Contribution  Clearance and Settlement  Service ("DCCS")
Processing  Procedures below and the rules and procedures of the SCC Division of the National Securities Clearing Corporation ("NSCC") shall govern the purchase, redemption and settlement of Shares of the Funds through NSCC by the Dealer.  In the  event of  equipment  failure  or  technical  malfunctions  or the  parties'
inability to otherwise perform transactions pursuant to the FUND/SERV Processing
Procedures, or the parties' mutual consent to use manual processing,  the Manual
Processing Procedures below will apply.

It is  understood  and agreed that, in the context of Section 22 of the 1940 Act and  the  rules  and  public  interpretations  thereunder  by the  staff  of the
Securities  and Exchange  Commission  (SEC Staff),  receipt by the Dealer of any
Instructions  from the  Client-shareholder  prior  to the  Close of Trade on any
Business  Day shall be deemed to be  receipt  by the Funds of such  Instructions solely for pricing  purposes and shall cause purchases and sales to be deemed to occur at the Share Price for such  Business  Day,  except as provided in 4(c) of the  Manual  Processing  Procedures.  Each  Instruction  shall be  deemed  to be accompanied  by a  representation  by the  Dealer  that it has  received  proper authorization from each Client-shareholder whose purchase,  redemption,  account transfer or exchange transaction is effected as a result of such Instruction.

                      Fund/SERV-DCCS Processing Procedures

1.   On each business day that the New York Stock  Exchange (the  "Exchange") is open for  business  on which the  Funds  determine  their net asset  values
     ("Business Day"), the Distributor  shall accept,  and effect changes in its records upon receipt of purchase, redemption,  exchanges, account transfers and  registration  instructions  from  the  Dealer  electronically  through
     Fund/SERV   ("Instructions")  without  supporting  documentation  from  the
     Client-shareholder.  On each Business Day, the Distributor shall accept for processing  any  Instructions  from  the  Dealer  and  shall  process  such
     Instructions in a timely manner.

2.   The Distributor shall perform any and all duties, functions, procedures and responsibilities  assigned  to it under  this  Agreement  and as  otherwise established  by  the  NSCC.  The  Distributor  shall  conduct  each  of the foregoing  activities in a competent  manner and in compliance with (a) all applicable laws, rules and regulations, including NSCC Fund/SERV-DCCS rules and procedures relating to Fund/SERV;  (b) the then-current Prospectus of a
     Fund; and (c) any provision relating to Fund/SERV in any other agreement of the Distributor  that would affect its duties and  obligations  pursuant to this Agreement.

3.   Confirmed trades and any other  information  provided by the Distributor to the Dealer  through  Fund/SERV  and  pursuant  to this  Agreement  shall be accurate, complete, and in the format prescribed by the NSCC.

4.   Trade,  registration,  and broker/dealer information provided by the Dealer to the Distributor  through  Fund/SERV and pursuant to this Agreement shall be  accurate,  complete  and,  in the format  prescribed  by the NSCC.  All
     Instructions by the Dealer  regarding each Fund/SERV  Account shall be true and correct and will have been duly authorized by the registered holder.

5.   For each  Fund/SERV  transaction,  including  transactions  establishing  a
     Client-shareholder  account with the Distributor,  the Dealer shall provide the Funds and the Distributor with all information necessary or appropriate to establish and maintain each  Fund/SERV  transaction  (and any subsequent changes to such  information),  which the Dealer  hereby  certifies  is and shall remain true and correct. The Dealer shall maintain documents required by the Funds to effect  Fund/SERV  transactions.  The Dealer certifies that all  Instructions  delivered to the  Distributor  on any Business Day shall have been received by the Dealer from the  Client-shareholder  by the close of trading  (generally 4:00 p.m.  Eastern Time ("ET")) on the Exchange (the
     "Close of Trading") on such Business Day and that any Instructions received by it  after  the  Close  of  Trading  on any  given  Business  Day will be transmitted to the Distributor on the next Business Day.

                          Manual Processing Procedures

1.   On each  Business  Day,  the  Dealer  may  receive  Instructions  from  the
     Client-shareholder  for the purchase or  redemption  of shares of the Funds based  solely  upon  receipt  of such  Instructions  prior to the  Close of
     Trading on that Business Day.  Instructions  in good order  received by the
     Dealer prior to the close of trading on any given Business Day  (generally,
     4:00 p.m. ET (the "Trade Date") and  transmitted  to the  Distributor by no later than 9:30 a.m. ET the Business Day  following  the Trade Date ("Trade
     Date plus One" or "TD+1"),  will be executed at the NAV ("Share  Price") of each  applicable  Fund,  determined as of the Close of Trading on the Trade
     Date.

2.   By no later  than 6:00 p.m.  ET on each Trade  Date  ("Price  Communication
     Time"),  the  Distributor  will use its best efforts to  communicate to the
     Dealer via electronic  transmission  acceptable to both parties,  the Share
     Price  of each  applicable  Fund,  as well as  dividend  and  capital  gain information  and,  in the case of funds that credit a daily  dividend,  the daily accrual for interest rate factor (mil rate),  determined at the Close of Trading on that Trade Date.

3.   As noted in Paragraph 1 above, by 9:30 a.m. ET on TD+1 ("Instruction Cutoff
     Time") and after the Dealer has  processed all approved  transactions,  the
     Dealer  will  transmit  to  the  Distributor  via  facsimile,   telefax  or
     electronic  transmission or system-to-system,  or by a method acceptable to the  Dealer  and the  Distributor,  a  report  (the  "Instruction  Report")
     detailing  the  Instructions  that were received by the Dealer prior to the
     Funds' daily determination of Share Price for each Fund (i.e., the Close of
     Trading) on Trade Date.

     (a)  It is  understood  by the  parties  that  all  Instructions  from  the
          Client-shareholder  shall be received  and  processed by the Dealer in accordance with its standard transaction  processing  procedures.  The
          Dealer or its designees shall maintain records  sufficient to identify the date and time of  receipt of all  Client-shareholder  transactions involving  the Funds and shall  make or cause to be made such  records available upon reasonable  request for examination by the Funds or its designated  representative  or,  at  the  request  of  the  Funds,  by appropriate governmental authorities. Under no circumstances shall the
          Dealer change, alter or modify any Instructions received by it in good order.

     (b)  Following the completion of the  transmission  of any  Instructions by the Dealer to the  Distributor  by the  Instruction  Cutoff Time,  the
          Dealer  will  verify  that  the   Instruction   was  received  by  the
          Distributor  and trades are pending by utilizing a remote  terminal or such other method acceptable to the Distributor.

     (c)  In the event  that an  Instruction  transmitted  by the  Dealer on any
          Business Day is not  received by the  Distributor  by the  Instruction
          Cutoff Time,  due to mechanical  difficulties  or for any other reason
          beyond  the  Dealer's  reasonable  control,   such  Instruction  shall
          nonetheless  be treated by the  Distributor as if it had been received by the Instruction  Cutoff Time,  provided that the Dealer retransmits such Instruction by facsimile transmission to the Distributor and such
          Instruction  is  received  by  the  Distributor's   financial  control
          representative  no later than 9:30 a.m. ET on TD+1.  In addition,  the
          Dealer will place a phone call to a financial  control  representative of the  Distributor  prior  to 9:00  a.m.  ET on TD+1  to  advise  the
          Distributor that a facsimile  transmission  concerning the Instruction is being sent.

     (d)  With respect to all Instructions,  the Distributor's financial control representative  will  manually  adjust a Fund's  records for the Trade
          Date to reflect any Instructions sent by the Dealer.

     (e)  By no later than 4:00 p.m.  ET on TD+1,  and based on the  information transmitted to the Distributor  pursuant to Paragraph 3(c) above,  the
          Dealer  will use its best  efforts  to  verify  that all  Instructions provided to the Distributor on TD+1 were accurately  received and that the trades for each Account were  accurately  completed and the Dealer will use its best efforts to notify Distributor of any discrepancies.

4.   As set  forth  below,  upon  the  timely  receipt  from the  Dealer  of the
     Instructions, the Fund will execute the purchase or redemption transactions
     (as the case may be) at the Share  Price for each Fund  computed  as of the
     Close of Trading on the Trade Date.

     (a)  Except as otherwise  provided  herein,  all  purchase  and  redemption transactions  will  settle on TD+1.  Settlements  will be through  net
          Federal Wire transfers to an account designated by a Fund. In the case of  Instructions  which  constitute a net purchase  order,  settlement shall occur by the Dealer instructing the trustee or custodian for the
          Plans to  initiate  a wire  transfer  by 1:00  p.m.  ET on TD+1 to the custodian for the Fund for receipt by the Funds' custodian by no later than the Close of Business  at the New York  Federal  Reserve  Bank on
          TD+1, causing the remittance of the requisite funds to the Distributor to cover such net purchase order.  In the case of  Instructions  which constitute  a net  redemption  order,  settlement  shall  occur by the
          Distributor  causing the  remittance of the  requisite  funds to cover such net  redemption  order by Federal  Funds Wire by 1:00 p.m.  ET on
          TD+1,  provided  that  the  Fund  reserves  the  right  to  (i)  delay settlement  of  redemptions  for up to seven (7)  Business  Days after receiving a net redemption  order in accordance with Section 22 of the
          1940 Act and Rule  22c-1  thereunder,  or  (iii)  suspend  redemptions pursuant to the 1940 Act or as otherwise required by law.  Settlements shall be in U.S.  dollars  and a Fund may pay  redemption  proceeds in whole  or in part by a  distribution  in-kind  of  readily  marketable securities that it holds in lieu of cash in conformity with applicable law or regulations.

     (b)  The Dealer or such other party as may be  designated,  as record owner of each account  ("Record  Owner")  will be provided  with all written confirmations required under federal and state securities laws.

     (c)  On any Business Day when the Federal  Reserve Wire Transfer  System is closed,  all  communication and processing rules will be suspended for the settlement of  Instructions.  Instructions  will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open. The original TD+1  Settlement Date will not apply.  Rather,  for purposes of this Paragraph 4(c) only, the Settlement  Date will be the date on which the Instruction settles.

     (d)  The Dealer  shall,  upon  receipt  of any  confirmation  or  statement concerning the accounts,  promptly verify by use of the terminal or by such other method  acceptable  to the  Distributor  and the Dealer the accuracy of the information  contained therein against the information contained in the  Dealer's  internal  record-keeping  system and shall promptly,  but in no event  not  more  than  seven  days,  advise  the
          Distributor in writing of any discrepancies  between such information.
          The  Distributor  and the Dealer  shall  cooperate to resolve any such discrepancies as soon as reasonably practicable.

                                 Indemnification

In the event of any error or delay with respect to both the Fund/SERV Processing
Procedures and the Manual  Processing  Procedures  outlined in Exhibit B herein:
(i) which is caused by the Funds or the Distributor,  the Distributor shall make any adjustments on the Funds'  accounting system necessary to correct such error
or  delay  and  the   responsible   party  or  parties   shall   reimburse   the
Client-shareholder and the Dealer, as appropriate,  for any losses or reasonable costs  incurred  directly  as a result of the  error or delay  but  specifically excluding any and all  consequential  punitive or other indirect damages or (ii)
which is caused  by the  Dealer or by any  Client-shareholder,  the  Distributor shall make any adjustment on the Funds'  accounting  system necessary to correct such error or delay and the affected party or parties shall be reimbursed by the
Dealer for any losses or reasonable  costs incurred  directly as a result of the error or delay, but specifically excluding any and all consequential punitive or other  indirect  damages.  In the event of any such  adjustments  on the  Funds'
accounting  system,  Dealer  shall  make the  corresponding  adjustments  on its internal  record-keeping system. In the event that errors or delays with respect to the Procedures are  contributed to by more than one party hereto,  each party shall be  responsible  for that  portion  of the loss or  reasonable  cost which results from its error or delay.  All parties agree to provide the other parties prompt  notice of any errors or delays of the type referred to herein and to use reasonable  efforts  to take  such  action  as may be  appropriate  to  avoid or mitigate any such costs or losses.